UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act

BECTON, DICKINSON AND COMPANY
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New Jersey	22-0760120
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Becton Drive
Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

BECTON DICKINSON EURO FINANCE S.À R.L.

Luxembourg	98-1490379
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

412F, route d’Esch
L-1471 Luxembourg
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
0.174% Notes due 2021 0.632% Notes due 2023 1.208% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-224464

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Becton, Dickinson and Company (“BD”) and Becton Dickinson Euro Finance S.à r.l. (“Becton Finance” and together with BD, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated May  21, 2019 (the “Prospectus Supplement”), and the accompanying prospectus, dated May 17, 2019 (the “Base Prospectus”). The Prospectus Supplement relates to the offering of €600,000,000 aggregate principal amount of  0.174% Notes due 2021, €800,000,000 aggregate principal amount of 0.632% Notes due 2023 and €600,000,000 aggregate principal amount of 1.208% Notes due 2026 (collectively, the “Notes”) to be issued by Becton Finance. The Notes will be fully and unconditionally guaranteed by BD. The Base Prospectus forms a part of the Registrants’ Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-224464), filed with the Commission on May 17, 2019, which amends the Registration Statement on Form S-3 (File No. 333-224464), filed with the Commission by BD on April 26, 2018 (as amended, the “Registration Statement”).

Item 1: Description of Registrant’s Securities to be Registered

The descriptions under the heading “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities of Becton Dickinson Euro Finance S.à r.l.” in the Base Prospectus are incorporated by reference herein.

Item 2: Exhibits

4.1
Indenture, dated as of May 17, 2019,  among Becton Dickinson Euro Finance S.à r.l., as issuer, Becton, Dickinson and Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.7 of BD’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 filed with the Commission on May 17, 2019).

4.2
First Supplemental Indenture, dated as of June 4, 2019, among Becton Dickinson Euro Finance S.à r.l., as issuer, Becton, Dickinson and Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 of BD’s Current Report on Form 8-K filed with the Commission on June 4, 2019).

4.3	Form of Note for 0.174% Notes due 2021 (incorporated herein by reference to Exhibit 4.2 of BD’s Current Report on Form 8-K filed with the Commission on June 4, 2019).

4.4	Form of Note for 0.632% Notes due 2023 (incorporated herein by reference to Exhibit 4.3 of BD’s Current Report on Form 8-K filed with the Commission on June 4, 2019).

4.5	Form of Note for 1.208% Notes due 2026 (incorporated herein by reference to Exhibit 4.4 of BD’s Current Report on Form 8-K filed with the Commission on June 4, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Becton, Dickinson and Company
(Registrant)

Dated: June 4, 2019	By:	/s/ Gary DeFazio
	Name:	Gary DeFazio
	Title:	Senior Vice President, Corporate Secretary and Associate General Counsel

Becton Dickinson Euro Finance S.à r.l.
(Registrant)

Dated: June 4, 2019	By:	/s/ Horacio Somoya
	Name:	Horacio Somoya
	Title:	Class A Manager